UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.
On January 26, 2012, Dynex Capital, Inc. (NYSE: DX) (the “Company”) announced that based on preliminary estimates, it expects its results for the quarter ended December 31, 2011 will be as follows:

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Net income of between $14.1 million and $14.9 million versus $1.5 million for the quarter ended September 30, 2011, or earnings per diluted common share of between $0.35 and $0.37 per common share versus $0.04 per common share for the quarter ended September 30, 2011;

•	Book value per common share at December 31, 2011 of between $9.18 and $9.22 per common share versus $9.15 at September 30, 2011; and

•	Net interest spread of between 2.53% and 2.59% versus a net interest spread of 2.43% for the quarter ended September 30, 2011.

The increase in net income and earnings per diluted share primarily relates to growth in the net interest spread during the quarter, as well as certain charges included in the results for the quarter ended September 30, 2011, such as litigation settlement and related defense costs and a charge on redemption of collateralized financings. The increase in book value per common share primarily relates to the excess of earnings for the quarter versus the dividend declared of $0.28 for the quarter. The increase in net interest spread is a result of the continued rotation of the Company's investment portfolio from Agency RMBS to Agency and non-Agency CMBS.
The above estimates are preliminary as the Company has not completed all of the procedures that it would normally conduct in connection with the year-end compilation of its financial results. In addition, the Company's auditor, BDO USA LLP, has not substantially begun its normal audit procedures for the quarter and year ended December 31, 2011. There can be no assurance that the Company's final results for this period will not differ from these estimates, including as a result of the Company's quarter-end and year-end closing procedures. These estimates should not be viewed as a substitute for full interim and year-end financial statements prepared in accordance with accounting principles generally accepted in the United States of America.
Since September 30, 2011 and through January 25, 2012, the Company has issued 402,494 shares of common stock through its continuous equity placement program and raised net proceeds of $3.7 million, and has issued 2,254 shares under its dividend reinvestment and share purchase plan for net proceeds of approximately $20 thousand.
Note: This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this report include, without limitation, statements regarding the Company's anticipated financial results for the quarter ended December 31, 2011. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. For information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed with and furnished to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	January 26, 2012	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer